Exhibit 99.1

SOFI ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

SAN FRANCISCO, Calif. - April 6, 2022 - SoFi Technologies, Inc. (NASDAQ: SOFI) announced that three members of its Board of Directors (“Board”) will be stepping down: Clay Wilkes, Founder of Galileo Financial Technologies, as well as SoftBank’s Michel Combes and Carlos Medeiros.
“On behalf of the Company, I want to thank Clay Wilkes, Michel Combes, and Carlos Medeiros for their tireless contributions and support to the Company and its mission and management,” said Anthony Noto, CEO of SoFi. “Clay, Michel, and Carlos have provided crucial guidance to the Board and the management team as the Company expanded into new products, raised significant capital, made a critical strategic acquisition, transitioned to being a publicly-traded company and received a national bank license. Given all that we have accomplished, this marks a natural point to continue the transition of our Board in regards to its size and composition over time.”
“Clay, Michel and Carlos have been exemplary directors and champions for SoFi for many years,” said Tom Hutton, Chairman of the Board. “We thank them for their dedication and support and wish them well in their future endeavors. Looking ahead, I am very excited by the focused professional skills, domain expertise and diversity that our Board members will bring to bear as we steer the next phase of the Company’s growth.”
Clay Wilkes will step down from the Board immediately. Michel Combes and Carlos Medeiros will be stepping down, effective at the SoFi 2022 annual shareholders meeting.

Cautionary Statement Forward-Looking Statements
This Press Release contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the future composition of our Board and our intentions to decrease the size of our Board, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Press Release, words such as “intend”, “expect”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting us will be those that we have anticipated. Among those risks and uncertainties are our ability to realize the benefits of our strategy; our ability to manage our growth effectively; our ability to respond to general economic conditions; and other risks relating to

Exhibit 99.1

our business, including those described in periodic reports that we file from time to time with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.
About SoFi
SoFi helps people achieve financial independence to realize their ambitions. Our products for borrowing, saving, spending, investing and protecting give our over three and a half million members fast access to tools to get their money right. SoFi membership comes with the key essentials for getting ahead, including career advisors and connection to a thriving community of ambitious people. SoFi is also the naming rights partner of SoFi Stadium, home of the Los Angeles Chargers and the Los Angeles Rams. For more information, visit SoFi.com or download our iOS and Android apps.
Availability of Other Information About SoFi
Investors and others should note that we communicate with our investors and the public using our website (www.sofi.com), the investor relations website (https://investors.sofi.com), and on social media (Twitter and LinkedIn), including but not limited to investor presentations and investor fact sheets, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that SoFi posts on these channels and websites could be deemed to be material information. As a result, SoFi encourages investors, the media, and others interested in SoFi to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on SoFi’s investor relations website and may include additional media channels. The contents of SoFi’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACTS
SoFi Investors:
Andrea Prochniak
aprochniak@sofi.com
Media:
Rachel Rosenzweig
rrosenzweig@sofi.com
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